         AMENDED AND RESTATED VOTING TRUST AGREEMENT dated as of November 15, 1999 (this "Agreement"), among CITICORP VENTURE CAPITAL LTD., a New York corporation (the "Company"), and HAROLD O. ROSSER, STEPHEN C. SHERRILL and STEPHEN F. EDWARDS (the "Resigning Trustees"), and ROBERT N. POKELWALDT, as the replacement trustee (the "Trustee").


                              W I T N E S S E T H:

         WHEREAS, the Company is the record and beneficial owner of voting shares of Common Stock, par value $.01 per share (the "Common Shares"), of CORT Business Services Corporation, a Delaware Corporation ("CORT"); and

         WHEREAS, the Company and the Resigning Trustees are party to a Voting Trust Agreement dated as of August 12, 1999 pursuant to which the Company placed 4,350,411 Common Shares of CORT in trust with the Resigning Trustees (the "Original Agreement"); and

         WHEREAS, the Resigning Trustees desire to resign their duties under the Original Agreement and no longer serve as trustees of the Trust Shares (as defined herein); and

         WHEREAS, the Company desires to accept the resignation of the Resigning Trustees as of the date hereof and waive compliance with the notice provisions of Section 2.05 of the Original Agreement, and designate Robert N. Pokelwaldt as Trustee of the Trust Shares; and

         WHEREAS, the Company, the Resigning Trustees and the Trustee desire to amend and restate the Original Agreement to give effect to the foregoing; and

         WHEREAS, the Company has determined to place into the Trust 1,428,107 additional Common Shares of CORT representing the remainder of the Common Shares held beneficially and of record by the Company; and

         WHEREAS, the Trustee is willing to serve as the trustee of the voting trust created under the Original Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                THE VOTING TRUST

         SECTION 1.01 Amendment; Creation of Voting Trust; Resignation of Trustees and Designation of Replacement Trustee. The Original Agreement is hereby amended and restated in its entirety as set forth herein. Subject to the terms and conditions of this Agreement, a voting trust (the "Trust") in respect of the Common Shares hereinafter specified is hereby continued as so amended in accordance with Section 218 of the Delaware General Corporation Law, and the Company hereby accepts the resignation of each of Harold O. Rosser, Stepehen C. Sherrill and Stephen F. Edwards as trustees, and appoints Robert N. Pokelwaldt as trustee under this Agreement. The Trustee accepts the Trust created by this Agreement and agrees to serve as a trustee under this Agreement (with all attendant rights and duties hereunder). Subject to the provisions of this Agreement, the Trust shall be managed solely by the Trustee.

         SECTION 1.02 Replacement of Trustee. The rights and obligations of the Resigning Trustees shall cease and the rights and obligations of the Trustee shall become effective upon the execution of this Agreement.

         SECTION 1.03   Acquisition and Holding of Common Shares by the Trust.

               (a) On the date of this Agreement (i) the Company shall deliver to, or cause to be delivered to, the Trustee a certificate or certificates evidencing 1,428,107 Common Shares then owned directly or beneficially by the Company, and (ii) the Resigning Trustees shall deliver or cause to be delivered to the Trustee a certificate or certificates evidencing 4,350,411 Common Shares then owned directly or indirectly by the Company and previously delivered to the Resigning Trustees to the Company, which certificate or certificates shall, in each case, be duly endorsed, or accompanied by stock powers duly executed in blank or such other instrument as may be reasonably requested by the Trustee to enable the Trustee to transfer the Trust Shares to the Trustee's name. All Common Shares at any time deposited in the Trust are hereinafter referred to as the "Trust Shares".

               (b) If, following the date hereof, the Company shall acquire "beneficial ownership" (as defined in Securities and Exchange Commission Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any Common Shares (other than any such shares which the Company is deemed to beneficially own solely by reason of its affiliation with any a broker, dealer, investment advisor, investment manager, or other person) the Company shall, simultaneously with such acquisition, deliver to, or cause to be delivered to, the Trustee a certificate or certificates evidencing all such Common Shares, which certificate or certificates shall be duly endorsed, or accompanied by stock powers duly executed in blank or such other instrument as may be reasonably requested by the Trustee to enable the Trustee to transfer such Common Shares to the Trustee's name.

               (c) After the filing of a copy of this Agreement in the registered office of CORT in the State of Delaware, as provided in Section 1.07, each stock certificate evidencing the Trust Shares shall be surrendered and canceled, and new stock certificates therefor shall be issued and delivered to the Trustee. Each certificate for Trust Shares so issued to the Trustee shall bear a legend in substantially the following form:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO THE TERMS OF THAT CERTAIN AMENDED AND RESTATED VOTING TRUST AGREEMENT MADE AS OF NOVEMBER 15, 1999 AMONG THE TRUSTEE OF THE VOTING TRUST AND THE BENEFICIAL OWNER OF THESE SECURITIES. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT CORT BUSINESS SERVICES CORPORATION'S REGISTERED OFFICE IN THE STATE OF DELAWARE.

         A like notation shall be made in the Company's stock transfer records with respect to such Trust Shares.

               (d) The Trustee shall retain and hold the stock certificates evidencing the Trust Shares in accordance with, and subject to the terms and conditions of this Agreement. Except as hereinafter provided, all stock certificates evidencing the Trust Shares shall at all times be and remain in the possession of the Trustee, or, at the direction of the Trustee, with the Registrar (as defined below). The Trustee shall have no authority to sell, transfer, assign, pledge or otherwise dispose of or encumber the Trust Shares, except to the extent otherwise specifically provided in this Agreement. All Trust Shares and all cash, securities or other property distributed in respect of the Trust Shares that are held by the Trustee shall be held for the benefit of the Company and no creditors of the Trustee shall have any right to or claim against any of the assets of this Trust.

         SECTION 1.04   Voting Trust Certificates.

               (a) Issuance of Voting Trust Certificates. Upon receipt of the new certificate or certificates representing any Trust Shares, the Trustee shall deliver to the Company one or more voting trust certificates therefor, each substantially in the form of Exhibit A hereto (each, a "Voting Trust Certificate"). Each Voting Trust Certificate shall specify the series or class, and number of Trust Shares in respect of which it is issued, shall be dated the date of its issuance and shall be signed manually by the Trustee or its duly authorized representative.

               (b) Transfer or Exchange of Voting Trust Certificates.

                   (i) The Trustee will maintain an office or agency in New York City at which Voting Trust Certificates may be presented or surrendered for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register of the Voting Trust Certificates and of their transfer and exchange. The Trustee may appoint any person to act as Registrar on its behalf, but in the absence of an effective appointment, any Trustee may act as Registrar hereunder.

                   (ii) When Voting Trust Certificates are presented to the Registrar with a request to register the transfer of such Voting Trust Certificates, or to exchange them for Voting Trust Certificates of different denominations which in the aggregate represent the Trust Shares for which such Voting Trust Certificates are being exchanged, in each case, as accompanied by a duly executed instrument of assignment or exchange substantially in the form attached as Exhibit B hereto, then the Registrar shall register the transfer or make the exchange as requested; provided, that the Registrar shall require, as a condition to registering a transfer of Voting Trust Certificates, that the transferee execute and deliver to the Trustee its written agreement to be bound by the terms of this Agreement, substantially in the form of Exhibit C hereto.

               (c) Registration of Holders. The Trustee may treat the registered holder of a Voting Trust Certificate as the owner thereof for all purposes. Every transferee of a Voting Trust Certificate hereunder shall be required to become a party to this Agreement, with the same force and effect as if such transferee had signed this Agreement, and such transferee shall for all purposes have the rights of the Company hereunder with respect to such Voting Trust Certificate.

               (d) Replacement of Voting Trust Certificate. Upon receipt of evidence reasonably satisfactory to the Trustee (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of a Voting Trust Certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Trustee (provided that if the registered holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Trustee shall (at the registered holder's expense) execute and deliver in lieu of such certificate a new Voting Trust Certificate of like kind representing the number of Trust Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 1.05   Voting Rights of Trustee.

               (a) During the term of this Agreement, the Trustee shall possess and in its sole discretion shall be entitled to and have, the duty to exercise any and all voting rights in respect of the Trust Shares either in person or by nominee or proxy, as hereinafter provided, and may vote for, do or assent or consent to any act or proceeding which the Company might or could vote for, do or assent or consent to, and shall have all other powers, rights and privileges of the record and beneficial owners of the Trust Shares with respect to the voting of the Trust Shares.

               (b) No person other than the Trustee shall have any voting rights in respect of any Trust Shares so long as this Agreement shall be in effect. The Trustee shall have no beneficial interest in the Trust Shares.

               (c) In voting the Trust Shares, the Trustee shall incur no responsibility as stockholder, trustee or otherwise, except for its own individual malfeasance.

               (d) The manner of exercising the voting rights in respect of the Trust Shares shall be determined by the Trustee, or if at any time there shall be more than one trustee, a majority of the Trustees, in each case with no obligation to consult with the Company.

         SECTION 1.06 Irrevocability. Following the deposit of the Trust Shares with the Trustee, this Agreement, the Trust and the nomination of the Trustee shall be irrevocable by the Company and shall terminate only in accordance with Section 1.10.

         SECTION 1.07 Maintenance of Records. The Trustee shall file an executed copy of this Agreement at the registered office of CORT in the State of Delaware and at CORT's chief executive office in Fairfax, Virginia, which copy shall be open to the reasonable inspection of any stockholder of CORT or any beneficiary of the Trust, daily during business hours. The Trustee shall also maintain such other records and books as are necessary or appropriate to enable the Trustee to carry out the terms and conditions of this Agreement.

         SECTION 1.08 Dividends; Distribution of Proceeds of Sale of Trust Shares or Assets.

               (a) Subject to Section 1.08(b) below, the Company shall be entitled to receive dividends or distributions of money, securities, or other property, if any, collected or received by the Trustee with respect to the Trust Shares. Any such payments received by any Trustee shall be held in trust for the benefit of the Company and shall be paid over to the Company by the Trustee promptly upon any Trustee's receipt of such dividends or distributions. In lieu of receiving dividends or distributions and paying them to the Company, the Trustee agrees to promptly instruct CORT in writing to pay the dividends or distributions (other than dividends consisting of voting securities of CORT) directly to the Company. In the event any such instruction is given to CORT, all liability of the Trustee with regard to the payment of such dividends or distributions shall cease, unless and until such instruction is revoked.

               (b) In the event that the Trustee shall receive any additional voting securities of CORT through a dividend or other distribution with respect to any Trust Shares, the Trustee shall hold such voting securities subject to this Agreement for the benefit of the Company, and such voting securities shall become subject to all the terms and conditions of this Agreement to the same extent as if they were Trust Shares acquired by the Trustee pursuant to Section
1.03. The Trustee shall issue Voting Trust Certificates in respect of such Trust Shares to the Company as soon as practicable after the Trustee's receipt thereof.

               (c) If at any time during the term of this Agreement the Trustee shall receive or collect any money or other property (other than voting securities of CORT) through distribution by CORT to its stockholders, other than as set forth in Subsections (a) or (b) of this Section 1.08, the Trustee shall promptly distribute such money or other property to the Company.

         SECTION 1.09 Disposition of Trust Shares by the Company. This Trust is accepted by the Trustee subject to the right hereby reserved in the Company at any time to sell, transfer, assign, or otherwise dispose of any or all of the Trust Shares as hereinafter provided. Upon the receipt at any time of a written direction from the Company, signed by a duly authorized officer thereof, designating the person or entity to whom any or all of the Trust Shares have been sold, transferred, assigned or otherwise disposed of by the Company, together with the Voting Trust Certificates issued by the Trustee in respect of such Trust Shares, the Trustee immediately shall deliver the certificates representing the Trust Shares to be sold, endorsed in blank, to CORT or its transfer agent, as applicable, for registration of transfer to the person or entity therein named, all of the Trustee's right, title and interest in such number of the Trust Shares as may be specified in such direction. If such direction shall specify all the Trust Shares, the Trust shall cease and come to an end upon transfer of the Trustee's right, title and interest in the Trust Shares. If such direction is as to only a portion of the Trust Shares, then this Trust shall cease to that portion of the Trust Shares upon such transfer, but shall remain in full force and effect as to the remaining portion of the Trust Shares and the Trustee shall deliver to the Company new Voting Trust Certificates representing such shares.

         SECTION 1.10   Termination.

               (a) This Agreement and the Trust shall terminate upon the earlier of (each, a "Trust Termination Event"): (i) the sale, transfer, assignment or other disposition of all the Trust Shares as contemplated by Section 1.09; (ii) upon notice to the Trustee of the Company's election to convert the Trust Shares into CORT's non-voting Class B Common Stock, par value $.01 per share, or such other shares as may be permitted pursuant to CORT's certificate of incorporation; or (iii) upon the date that is ten (10) years after the date hereof.

               (b) Upon termination of this Agreement, the Trustee shall deliver to the Company the stock certificates evidencing the Trust Shares, duly endorsed or accompanied by stock powers duly executed, in proper form for transfer to the Company, together with all other property held by the Trustee pursuant to this Agreement and shall take all other actions appropriate to effectuate the transfer of the Trust Shares to the Company.

                                   ARTICLE II

                                   THE TRUSTEE

         SECTION 2.01 Actions of the Trustee. Any act by the Trustee, or if at any time there shall be more than one trustee hereunder, a majority of the Trustees, shall be an act of the Trust.

         SECTION 2.02 Trustee's Expenses. The Trustee shall be entitled to reimbursement of all reasonable fees and expenses of counsel, taxes and other expenses reasonably incurred by the Trustee in the performance of its duties under this Agreement, which reimbursement shall be made promptly by the Company after the incurrence of such expenses.

         SECTION 2.03 Delegation of Trustee's Duties. The Trustee may at any time or from time to time appoint an agent or agents (other than an affiliate or associate (as defined in Rule 12b-2 under the Exchange Act) of the Company) and may delegate to such agent or agents the performance of any administrative duty of the Trustee under this Agreement.

         SECTION 2.04   Standard of Care; Indemnification of Trustee.

               (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement. Under no circumstance shall the Trustee have any obligation to consult with the Company in connection with any action taken by the Trustee in accordance with this Agreement. The Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by him in accordance with this Agreement if such agent or attorney shall have been selected with reasonable care.

               (b) The Trustee is expressly authorized to incur and pay all reasonable charges and other expenses which the Trustee deems necessary and proper in the performance of its duties under this Agreement. The Company hereby agrees to indemnify, defend and hold harmless the Trustee from and against any and all claims, costs of defense of claims (including reasonable attorneys' fees and disbursements), expenses and liabilities incurred by the Trustee in connection with the performance of its duties under this Agreement, except those determined by a court of competent jurisdiction to have been incurred as a result of the Trustee's gross negligence, bad faith or willful misconduct.

               (c) The Trustee shall be free from liability in acting upon any paper, document or signature believed by the Trustee to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment in any act done or omitted, nor for any mistake of fact or law, nor for anything which the Trustee may do or refrain from doing in good faith. The Trustee may consult with legal counsel and any action under this Agreement taken or suffered in good faith by the Trustee and in accordance with the opinion of the Trustee's counsel shall be conclusive for the parties to this Agreement and the Trustee shall be fully protected and be subject to no liability in respect thereof.

         SECTION 2.05   Resignation and Replacement of Trustee.

               (a) The Trustee may resign by giving 30 days' advance written notice of resignation to the Company.

               (b) The rights and duties of each Trustee under this Agreement shall terminate upon such Trustee's incapacity to act, death or insolvency, and no interest in any of the Trust Shares held by such Trustee nor any of the rights and duties of a deceased or insolvent Trustee may be transferred by will, devise, succession or in any other manner except as provided in this Agreement. The heirs, administrators, executors or other representatives of an incapacitated, deceased or insolvent Trustee shall, however, have the right and duty to convey any Trust Shares held by such Trustee to one or more successor Trustees.

               (c) In the event of the resignation, incapacity to act, death or insolvency of a Trustee, such Trustee shall be succeeded by a successor Trustee chosen by the Company, upon such successor Trustee's becoming a party to this Agreement. No such successor Trustee shall be an affiliate or associate (as defined in Rule 12 b-2 under the Exchange Act) of the Company.

         SECTION 2.06 Disclosure of Information. To the extent requested to do so by the Company, the Trustee shall promptly furnish to the Company full information with respect to (a) all property theretofore delivered to it as Trustee, (b) all property then held by it as Trustee, and (c) all actions theretofore taken by it as Trustee.

                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.01 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof, including, without limitation, the Original Agreement. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto.

         SECTION 3.02 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         SECTION 3.03 Notices. All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.03):

               If to the Company:

                      Citicorp Venture Capital Ltd.
                      399 Park Avenue
                      New York, New York  10043
                      Attention:     James A. Urry
                      with a copy (which shall not constitute notice) to:

                      Kirkland & Ellis
                      Citicorp Center
                      153 East 53rd Street
                      New York, NY  10022
                      Attn:  Kirk A Radke, Esq.

               If to the Trustee:

                      Robert N. Pokelwaldt
                      ---------------
                      ---------------
                      ---------------

         SECTION 3.04 Assignment. Subject to Section 2.05, this Agreement shall not be assignable by the Trustee. This Agreement shall be assignable by the Company to any affiliate thereof.

         SECTION 3.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

         SECTION 3.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 3.07 Specific Performance. The parties hereto agree that the remedy at law for a breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any appropriate relief or remedy.

         SECTION 3.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

                  SECTION 3.09 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Voting Trust Agreement or caused this Amended and Restated Voting Trust Agreement to be duly executed on their behalf as of the date and year first hereinabove set forth.


                                      CITICORP VENTURE CAPITAL LTD.



                                      By:         /s/ Byron L. Knief
                                      ---------------------------------------
                                           Name:  Byron L. Knief
                                           Title:    Vice President



                                      THE TRUSTEE


                                              /s/ Robert N. Polcelwaldt
                                      ---------------------------------------
                                      Robert N. Pokelwaldt



                                      THE RESIGNING TRUSTEES


                                             /s/ Harold O. Rosser
                                      ---------------------------------------
                                      Name: Harold O. Rosser


                                            /s/ Stephen C. Sherrill
                                      ---------------------------------------
                                      Name: Stephen C. Sherrill


                                            /s/ Stephen F. Edwards
                                      ---------------------------------------
                                      Name: Stephen F. Edwards

                                                                    Exhibit A to
                                     Amended and Restated Voting Trust Agreement

THIS VOTING TRUST CERTIFICATE IS ISSUED PURSUANT TO AND IS SUBJECT TO THE TERMS OF A CERTAIN AMENDED AND RESTATED VOTING TRUST AGREEMENT, DATED NOVEMBER 15, 1999 BETWEEN THE TRUSTEE OF THE VOTING TRUST AND THE BENEFICIAR(Y)(IES) OF THE VOTING TRUST. THE BENEFICIAL INTEREST IN SHARES OF THE CAPITAL STOCK OF THE COMPANY REPRESENTED BY THIS VOTING TRUST CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER'S REGISTERED OFFICE IN THE STATE OF DELAWARE.

THE SECURITIES REPRESENTED BY THIS VOTING TRUST CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND THE SECURITIES REPRESENTED HEREBY CANNOT BE TRANSFERRED UNLESS SO REGISTERED OR QUALIFIED UNDER SUCH FEDERAL AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE.



Certificate No. VTC - __                              Date of Issuance: _______
Number of Shares Beneficially
Represented Hereby:  ________ shares
  of __________ stock, par value
  $___ per share

                            VOTING TRUST CERTIFICATE
                            ------------------------


         This Voting Trust Certificate (this "Certificate") certifies that the undersigned Trustee has received certificate(s) representing ________ shares of ________ stock, par value $_____ per share (the "Trust Shares") of ___________, a [Delaware] corporation (the "Company"), on behalf of ________________________ (the "Holder"), duly registered in the name of the undersigned Trustee, on the following terms and conditions:


                                RIGHTS OF HOLDERS
                                -----------------

         The Holder agrees to, accepts and ratifies all of the terms, conditions and covenants of that certain Amended and Restated Voting Trust Agreement dated November 15, 1999 (the "Agreement"), a counterpart of which is on file with the registered office of the Company in the State of Delaware, and which is hereby incorporated herein by reference. Capitalized terms used but not otherwise defined, in this Certificate shall have the meanings given such terms in the Agreement. The Holder shall possess and be entitled to rights of ownership of the Trust Shares only as provided in the Agreement. The Holder of this Certificate shall transfer or replace this Certificate only as provided in the Agreement.

                             VOTING AND OTHER RIGHTS
                             -----------------------

         The Trustee during the term of the Agreement shall have sole voting rights and certain other rights with respect to the Trust Shares as specified in the Agreement (subject to the limitations imposed by the Company's certificate of incorporation, bylaws or any agreement to which the Trust Shares may be subject). No voting rights are granted by this Certificate and only those rights provided to the Holder of a Certificate by the Agreement are represented by this Certificate.


                           DIVIDENDS AND DISTRIBUTIONS
                           ---------------------------

         The Holder of this Certificate shall be entitled to receive, subject to the provisions of the Agreement, all dividends or other distributions of cash, securities or other property by the Company received by the undersigned Trustee in respect of the Trust Shares, except that in the event of dividends or distributions of Trust Shares or other voting securities of the Company, the Trustee shall receive and hold any such dividends or distributions pursuant to the terms of the Agreement and shall issue to the Holder hereof additional Certificates representing such additional Trust Shares. In lieu of the Trustee receiving dividends and distributions and paying them to the Holder of this Certificate, the Trustee may instruct the Company to pay the dividends or distributions directly to the Holder, as provided in the Agreement.

                                   TERMINATION
                                   -----------

         The Voting Trust shall terminate upon the occurrence of a Trust Termination Event, as provided in the Agreement.

                        SUBJECT TO VOTING TRUST AGREEMENT
                        ---------------------------------

         This Certificate is governed in all respects by the Agreement. In the event of any inconsistency between the terms and conditions of this Certificate and the Agreement, the Agreement shall control.

         IN WITNESS WHEREOF, this Certificate is executed and issued to the Holder by the undersigned Trustee as of the date first written above.


                                   ------------,
                                   as Trustee



                                   By:
                                      ----------------------------
                                         Name:
                                         Title:

                                                                    Exhibit B to
                                     Amended and Restated Voting Trust Agreement


                                   ASSIGNMENT



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers its right, title and interest in and to the attached Voting Trust Certificate, certificate number __, the beneficial interest in the shares of capital stock of _________________, a [Delaware] corporation (the "Company") represented thereby and all related rights under the Amended and Restated Voting Trust Agreement dated as of November 15, 1999 (the "Voting Trust Agreement"), among _______________ or its successor-in-interest, as trustee(s) (each individually a "Trustee" and collectively the "Trustees") and the other parties thereto, to ___________________ and authorizes __________________ to surrender the attached
Voting Trust Certificate to the Trustee or its designee for registration of transfer.




Date:
       -----------------------------             -------------------------------
                                                 [SIGNATURE OF STOCKHOLDER]

                                                                    Exhibit C to
                                     Amended and Restated Voting Trust Agreement


                                     JOINDER
                                     -------


         This Joinder (this "Agreement") is made as of the date written below by the undersigned (the "Joining Party") in favor of and for the benefit of ____________, or its successor-in-interest (the "Voting Trustee") and the other Persons party to the Amended and Restated Voting Trust Agreement, dated as of November 15, 1999 (the "Voting Trust Agreement"), among the Voting Trustee and the other parties thereto. Capitalized terms used but not defined herein shall have the meanings given such terms in the Voting Trust Agreement.

         Accordingly, the Joining Party hereby agrees as follows:

         1. The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the Joining Party will be deemed to be a party to the Voting Trust Agreement and shall have all of the obligations of a party thereunder as if it had executed the Voting Trust Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Trust Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written below.


Date:                                        [NAME]
       -------------------                   -----------------------------------




                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



                                       C-2